Exhibit 99.1

NOVAVAX BOARD OF DIRECTORS ELECT JOHN LAMBERT
AS EXECUTIVE CHAIRMAN

Gary C. Evans To Serve as Lead Director

ROCKVILLE, MD (March 8, 2007) – (Nasdaq: NVAX) Novavax Inc.’s Board of Directors has elected vaccine expert John Lambert as Executive Chairman of the Board. Lambert, the former president of Chiron Vaccines responsible for global vaccine operations, replaces Gary C. Evans, who has assumed the new position of lead director, effective immediately.

Lambert, 54, served as president of Chiron Corp.’s vaccine operations from 2001 to 2005. Chiron and its affiliated subsidiaries have more than 30 vaccine products on worldwide markets. Under Lambert’s oversight, Chiron’s annual vaccine revenues more than doubled to almost $1 billion. Lambert also oversaw Chiron’s acquisition and integration of PowderJect PLC.

“We are extremely excited to have attracted someone of John Lambert’s experience to our executive management team and board of directors,” Evans said. “He brings a depth of knowledge, reputation and global contacts within the vaccine business that are second to none. He also brings a commercialization knowledge that is certain to benefit us as we continue to develop our growing pipeline that utilizes our proprietary virus-like particle (VLP) technology.”

“I am very pleased to be joining the Novavax Board at this exciting time for the company,” Lambert said. “Novavax’s novel use of VLPs, linked to their innovative manufacturing approach, has the potential to revolutionize the availability of a number of highly effective vaccine candidates. I am eager to work closely with Novavax scientists to deliver our business plan.”

Prior to Chiron, Lambert was president of Aventis Pasteur MSD (now Sanofi Pasteur), where he was responsible for the European development and commercialization of vaccines developed by Pasteur Merieux Connaught (now Aventis Pasteur) and joint venture partner Merck & Co.

Lambert is a past president of the European Vaccine Manufacturers Association and director of the Global Alliance for Vaccines and Immunization. He currently is non-executive director of Acambis PLC; chairman of Cambridge Biostability Ltd., and director of J.G. Solutions Ltd., all of Britain. He also is a director and vice president of Farmaprojects SA of Spain. He resides in Britain.

“Having John Lambert on board gives our company another unique competitive advantage,” said Novavax President and Chief Executive Officer Rahul Singhvi. “I am confident his leadership will have a great impact on Novavax as we evolve both in the United States and globally.”

Evans, 49, has served as Novavax Chairman of the Board since April 2005. As Lead Director of the Board, he will remain independent. Evans has been directly responsible for the financial restructuring of the company and supervised the successful transitioning of the company from a focus on women’s health to a focus on next-generation vaccines for a variety of infectious diseases.

Evans is currently Chief Executive Officer of two new, publicly traded alternative energy companies — Dallas-based GreenHunter Energy, Inc., and Orion Ethanol Inc., renewable energy companies developing biodiesel, biomass, ethanol, wind, and solar energy projects located both in the United States and internationally. He also serves as the chairman of Global Hunter Holdings, LP, the parent of Global Hunter Securities LLC, entities active in both direct capital investments and investment banking activities for numerous high-growth China-based concerns.

About Novavax

Novavax Inc. (NASDAQ: NVAX) is committed to leading the global fight against infectious disease by creating novel, highly potent vaccines that are safer and more effective than current preventive options. Using the company’s proprietary virus-like particle (VLP) and Novasome® adjuvant technologies, Novavax is developing vaccines to protect against H5N1 pandemic influenza, seasonal flu and other viral diseases. Novavax’s particulate vaccines closely match disease-causing viruses while lacking the genetic material to cause disease, which provides potential for greater immune protection at lower doses than current vaccines. With an exclusive portable manufacturing system that allows for rapid mass-production of vaccines, Novavax is uniquely positioned to meet global public health needs.

Forward Looking Statements

Statements herein relating to future financial or business performance, conditions or strategies and other financial and business matters, including expectations regarding future revenues, operating expenses, and clinical developments are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Novavax cautions that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Factors that may cause actual results to differ materially from the results discussed in the forward-looking statements or historical experience include risks and uncertainties, including the failure by Novavax to secure and maintain relationships with collaborators; risks relating to the early stage of Novavax’s product candidates under development; uncertainties relating to clinical trials; risks relating to the commercialization, if any, of Novavax’s proposed product candidates; dependence on the efforts of third parties; dependence on intellectual property; competition for clinical resources and patient enrollment from drug candidates in development by other companies with greater resources and visibility; and risks that we may lack the financial resources and access to capital to fund our operations. Further information on the factors and risks that could affect Novavax’s business, financial conditions and results of operations, is contained in Novavax’s filings with the U.S. Securities and Exchange Commission, which are available at . These forward-looking statements speak only as of the date of this press release, and Novavax assumes no duty to update forward-looking statements.